SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2001

PROCARE INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Colorado
(State of other jurisdiction of incorporation)

0-13066
(Commission File Number)

84-0932231
(I.R.S. Employer Identification No.)

1960 White Birch Drive, Vista, California       92083
(Address of principal executive offices)           Zip Code

     Registrant's telephone number, including area code: (760) 599-8558

Item 4. CHANGE OF ACCOUNTANTS.

        (a)(1)(i) On March 14, 2001, Registrant was notified by its principal independent accountant, Halliburton, Hunter & Associates, P.C. of Littleton, Colorado, that it was resigning as auditor for the Registrant due to the dissolution of the accountant, to be effective on or about March 20, 2001.

        (ii) The Independent Auditors’ Reports on the financial statements of the Registrant for each of the past two fiscal years ending December 31, 1998 and 1999, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. Each opinion included an explanatory paragraph which raised substantial doubt about the ability of Registrant to continue as a going concern and each opinion indicated that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        (iii) Neither the Board of Directors of the Registrant nor any audit or similar committee of the Board of Directors recommended or sought or approved the decision of the accountants to resign.

        (iv)(A) During the Registrant’s two most recent fiscal years and the subsequent interim period preceding the date of dismissal, the Registrant had no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountants’ satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

        (b) Effective March 21, 2001, Registrant engaged the firm of Robison, Hill, 1366 E. Murry Holiday Road, Salt Lake City, Utah 84117, as the principal accountant to audit the Registrant’s financial statements at and for the fiscal year ending December 31, 2000.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

        The following exhibits are filed as a part of this report.

        (c)    Exhibits.

                 Exhibit 16    Letter from certifying accountant dated March 23, 2001.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                                                       PROCARE INDUSTRIES, LTD.

Date         March 23, 2001                                                                    By: /s/ Robert W. Marsik
                                                                                                                              Robert W. Marsik, President

EXHIBIT INDEX

Exhibit No.                                                     Exhibit Description                                                     Page

          16                                                         Letter from certifying                                                      5
                                                                       accountant dated March 23, 2001